                                                                  EXHIBIT 10.34

                               MARKETING AGREEMENT
                                     BETWEEN
                      4imprint Inc. AND Carabunga.com, Inc.



This agreement (hereinafter the "Agreement") is made and entered into on July 5, 2000, by and between 4imprint, Inc., a Wisconsin corporation located at 210 Commerce Street, Oshkosh WI 54902 (hereinafter "4imprint"), and Carabunga.com, Inc. a Delaware corporation located at 12680 High Bluff Drive, San Diego, California, 92130 (hereinafter "the company").

Whereas, 4imprint owns all right, title, and interest to the technology and all content that make up the Web site located at www.4imprint.com including any space available for advertising or other independent revenue producing mechanisms.

Whereas, 4imprint a provider of imprinted promotional products and proprietary branded order sites, maintains an Internet site that allows users to order custom printed products.

Whereas, the company desires to enter into a non-exclusive, non-transferable, business relationship for their Web site called carabunga.com and located at www.carabunga.com in order to link to the 4imprint Web site.

NOW THEREFORE, in consideration of the foregoing and of the mutual undertakings hereinafter set forth, the parties hereto agree as follows:

1. SCOPE OF SERVICES. 4imprint shall make their site available to the company's Web site visitors via graphical hyperlink and shall provide a unique URL for the link to the company's website. 4imprint shall design and maintain a website co branded with 4imprint's and the company's marks that shall contain all products and services currently offered by 4imprint. 4imprint will add new products to the website, at 4imprint's discretion, as they are developed. Product pricing on the site will always be equal to or better than the pricing offered on 4imprint's dedicated site. The website will be designed as an interstitial window. 4imprint shall create, maintain, and manage all aspects of the website operation, including the software and hardware environment, connection to an Internet Provider, and customer service and support for handling end-user questions and issues directly associated with the custom store-front and jobs processed by 4imprint subject to the terms of this Agreement.

2. LICENSES. Each Party grants to the other a limited non-exclusive, non-transferable license to use each other's tradenames, trademarks, logos and service marks (collectively "Marks") in connection with the performance of this agreement. Neither party shall use any of the other Party's Marks for any purpose without first obtaining the advance written consent of the party whose Marks are to be used prior to each specific use. Each Party acknowledges that it retains ownership of all of its Marks and other intellectual property rights. 4imprint also grants the company during the term of this Agreement, a royalty-free, non-exclusive license to establish the hyperlink(s) between the Parties' Web Sites. 4imprint's Marks are to be used solely for the purpose of indicating the location of the hyperlinks and in connection with the marketing and promotion of the hyperlinks.

3. PROMOTION. The company agrees to promote the 4imprint site with prominent placement on their Web site in the following areas:
                ePromotions section of the Carabunga.com website

The company also agrees to include 4imprint in online and offline promotions as applicable

4. ORDER PROCESSING. 4imprint will process orders placed by customers who follow special links from the company's site to the 4imprint site. 4imprint reserves the right to reject orders that do not comply with any requirements that 4imprint periodically may establish. 4imprint will be responsible for all aspects of order processing and fulfillment. Among other things, 4imprint will process payments, cancellations, and returns; and handle customer service. 4imprint will track sales made to customers who purchase products at their website.

5. COMPENSATION. 4imprint will track all unique orders placed through the 4imprint site link from the company's site and will pay to the company a monthly commission equal to 10 percent (10%) of 4imprint's revenue on shipped orders from the site during the month, net of any sales taxes, shipping, refunds, reprints, and returns. No commissions will be paid on free or loss leader offers, art make-ready charges, or on other services that do not have an established retail price. The monthly commission will be paid within 10 days of the end of 4imprint's month.

6. TERM AND TERMINATION. The term of this Agreement shall commence on the date above and continue for twelve (12) months. This Agreement shall automatically be renewed for successive twelve (12) month periods. Upon termination, commission tracking will be discontinued. Final payment on orders prior to termination date will be made within thirty (30) days of such termination.

  a. TERMINATION FOR CAUSE. Either party can terminate the Agreement with thirty (30) days written notice in the event that there is a material breach of warranties or obligations in this agreement by the other party. Either party shall be able to terminate this Agreement by giving the other party ten (10) days written notice in the event that the other party shall become insolvent, shall make assignment for the benefit of creditors, or shall have a petition in bankruptcy filed for or against it.

  b. TERMINATION FOR CONVENIENCE. Either party can terminate the Agreement at any time with thirty (30) days written notice.

7. PERFORMANCE. Each Party shall provide the same level of online service for each other as it does for its own site which may include periods of shutdown caused by equipment, system or power failure, or other causes that would result in the site being "down" that are beyond the control of either party.

8. SECURITY. Both parties shall take all commercially reasonable security measures to ensure that each site and its servers are secure from unauthorized access and use and are virus free.

9. PRESS RELEASES. Within three (3) weeks after the execution of this Agreement, the Parties may agree to issue a joint press release about the general nature of this Agreement. If the Parties decide not to issue a joint release, 4imprint may at its option, publicize information about and/or issue a press release concerning the general nature of this Agreement. Neither Party shall make any press release concerning this Agreement without first obtaining the written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

10. CONFIDENTIALITY AND NON-DISCLOSURE.

  a. In the performance of this Agreement, 4imprint and the company may obtain or develop certain information, which is considered by either to be proprietary and confidential, is designated in written form as confidential, which is not generally known other than by 4imprint or the company and which provides commercial advantage to 4imprint or the company. Confidential information shall not include information that
         (i) is now or later becomes generally known to the public (other than as a result of a breach of this Agreement); (ii) is independently developed by 4imprint or the company; (iii) 4imprint or the company lawfully obtains from any third Party who has lawfully obtained such information; or (iv) is later published or generally disclosed to the public by 4imprint or the company. 4imprint or the company shall bear the burden of showing that any of the foregoing exclusions applies to any information or materials. 4imprint or the company shall not, without the other Party's prior written permission, use for any purposes, unless it is in connection with this Agreement, or reveal or make available to any person any proprietary or confidential information or trade secrets. 4imprint and the company shall limit access to proprietary information to those employees and agents to whom disclosure is necessary for the performance of this Agreement.

  b. Neither Party shall disclose the terms of this Agreement or business, financial, technical, pricing or other information about the other Party that the other Party has made known is or would be understood by a reasonable business person to be of a confidential nature.

11. DATA COLLECTION AND PRIVACY. The company certifies that if Usage statistics have been collected, it does not reasonably anticipate that the Usage Statistics shall be used as a factor in establishing any consumer's eligibility for (a) credit or insurance used primarily for personal, family, or household purposes,
(b) employment purposes, or (c) other purposes authorized under Section 604 of the Fair Credit Reporting Act. 4imprint and the company agree that the Usage Statistics are not intended to be a consumer report as used in such Act and that either Party may terminate this Agreement if the Usage Statistics are deemed to be such a consumer report.

12. CUSTOMER DATA. 4imprint owns the names and information for all customers who place orders at the 4imprint website. 4imprint will provide to the company monthly statements of customer traffic, order volumes, and other relevant operational and usage information regarding transactions.

13. WARRANTIES; DISCLAIMER.

  a. WARRANTIES. Each Party represents and warrants to the other that (a) such Party has the full corporate right and authority to enter into this Agreement and to perform the acts required of it hereunder; (b) the execution of this Agreement by such Party and the performance by such Party of its obligations and duties hereunder do not and shall not violate any Agreement to which such Party is a Party or by which it is otherwise bound; (c) when executed and delivered by such Party, this Agreement shall constitute the legal, valid, and binding obligation of such Party, enforceable against such Party according to its terms; and
         (d) such Party acknowledges that the other Party makes no representations, warranties, or Agreements related to the subject matter hereof that are not expressly specified in this Agreement.

  b. DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY, AND EACH PARTY EXPRESSLY DISCLAIMS ALL, WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

14. INDEMNIFICATION. Each Party agrees to indemnify and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from and against any and all actions, causes of action, claims, demands, costs, liabilities, damages, costs and expenses (including reasonable attorneys' fees) arising out of or related to the other Party's representations, warranties, or other obligations under this Agreement.

15. LIMITATION OF LIABILITY. In no event shall either Party be liable for incidental, indirect, special, or consequential damages (even if it has previously been advised of the possibility of such damages), arising from any provision of this Agreement, such as, but not limited to, loss of revenue or anticipated products' profits of lost business.

16.  GENERAL.

  a. ASSIGNMENT. The company may not assign this Agreement, either expressly or by operation of law, to any other person, firm, or corporation, and any such attempted assignment or transfer, without the written approval of 4imprint, shall cause this Agreement to be null and void. Notwithstanding the preceding, this Agreement shall inure to the benefit of and shall be binding upon the Parties hereto and their respective successors and assigns.

  B. NOTICES. All notices and demands hereunder shall be in writing and shall be served by personal service or by mail at the address of the receiving Party specified below (or at such different address as may be designated by such Party by written notice to the other Party). All notices or demands by mail shall be by certified or registered mail, return receipt requested, or by nationally recognized private express courier, and shall be deemed complete upon receipt.


                  If to 4imprint:
                  Patrick Hartel
                  4imprint
                  210 Commerce Street
                  Oshkosh, WI 54902-0320

                  If to the company:
                  Mr. Jim Roche, President
                  Carabunga.com
                  12680 High Bluff Drive
                  San Diego, CA. 92130

  c. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Wisconsin.

  d. RELATIONSHIP OF THE PARTIES. Each Party is acting as an independent contractor and not as an agent, or joint venturer with the other Party for any purpose. Except as provided in this Agreement, neither Party shall have any right, power, or authority to act or to create any obligation, express or implied, on behalf of the other. Nothing contained in this Agreement, except as specified, shall be construed as creating any obligations or an expectation on the part of either Party to refrain from entering into any other business relationship with any third party.

  e. FORCE MAJEURE. Neither Party shall be responsible for delays or failure of performance resulting from acts beyond the reasonable control of such Party. Such acts shall include, but not be limited to, acts of God, strikes, walkouts, riots, acts of war, epidemics, failure of suppliers to perform, uncontrollable network occurrences, governmental regulations, power failures, earthquakes, or other disasters.

  f. SURVIVAL OF CERTAIN PROVISIONS. The indemnification obligations set forth in the Agreement shall survive the termination of the Agreement by either Party for any reason.

  g. HEADINGS. The titles and headings of the various sections and paragraphs in this Agreement are intended solely for reference and are not intended for any other purpose whatsoever or to explain, modify, or place any construction on any of the provisions of this Agreement.

  h. ALL AMENDMENTS IN WRITING. This Agreement together with the Exhibits hereto is intended to be the full and complete statement of the obligations and rights of the Parties relating to the subject matter hereof and supersedes all previous agreements, understandings, negotiations, and proposals as to this Agreement. No supplement, modification, or amendment of this Agreement shall be binding, unless executed in writing by a duly authorized representative of each Party to this Agreement.

  i. ENTIRE AGREEMENT. The Parties have read this Agreement and its' Exhibits and agree to be bound by its terms, and further agree that it constitutes the complete and entire Agreement of the Parties and supersedes all previous communications, oral or written, between them relating to the license and to the subject matter hereof. No representations or statements of any kind made by either Party that are not expressly stated herein shall be binding on such Party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

For the company:                                     4imprint:

By: Jim Roche                               By: Gregory L. Iott
   -----------------------------               -------------------------------
Signature: /s/ Jim Roche                    Signature: /s/ Gregory L. Iott
           ---------------------                      ------------------------
Title: President                            Title: VP Marketing
      --------------------------                  ----------------------------
Date: 7/5/00                                Date: 7/6/00
     ---------------------------                 -----------------------------